Exhibit 99.1
“The Good Food Company”
FOR RELEASE UPON RECEIPT
Heinz Response to JP Morgan Analyst Report
PITTSBURGH, July 13, 2006 — H.J. Heinz Company, (NYSE: HNZ) today issued the following statement:
“Contrary to the speculation by a JP Morgan analyst today, Heinz remains well on track for its growth and financial targets in this fiscal year and very confidently stands by its June 1 guidance.”
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SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:
•	sales, earnings, and volume growth,

•	general economic, political, and industry conditions,

•	competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs,

•	the ability to identify and anticipate and respond through innovation to consumer trends,

•	the need for product recalls,

•	the ability to maintain favorable supplier relationships,

•	currency valuations and interest rate fluctuations,

•	change in credit ratings,

•	the ability to identify and complete and the timing, pricing and success of acquisitions, joint ventures, divestitures and other strategic initiatives,

•	approval of acquisitions and divestitures by competition authorities, and satisfaction of other legal requirements,

•	the ability to successfully complete cost reduction programs,

•	the results of shareholder proposals,

•	the ability to limit disruptions to the business resulting from the emphasis on three core categories and potential divestitures,
H.J. Heinz Company, P.O. Box 57, Pittsburgh 15230-0057

•	the ability to effectively integrate acquired businesses, new product and packaging innovations,

•	product mix,

•	the effectiveness of advertising, marketing, and promotional programs,

•	the ability to maintain sales growth while reducing spending on advertising, marketing and promotional programs,

•	supply chain efficiency,

•	cash flow initiatives,

•	risks inherent in litigation, including tax litigation, and international operations, particularly the performance of business in hyperinflationary environments,

•	changes in estimates in critical accounting judgments and other laws and regulations, including tax laws,

•	the success of tax planning strategies,

•	the possibility of increased pension expense and contributions and other people-related costs,

•	the possibility of an impairment in Heinz’s investments, and

•	other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Form 10-K for the fiscal year ended May 3, 2006.
The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.
On July 10, 2006, Heinz began the process of mailing its definitive proxy statement, together with a WHITE proxy card. Shareholders are strongly advised to read Heinz’s proxy statement as it contains important information. Shareholders may obtain an additional copy of Heinz’s definitive proxy statement and any other documents filed by Heinz with the Securities and Exchange Commission for free at the Internet Web site maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the definitive proxy statement are available for free at Heinz’s Internet Web site at www.heinz.com or by writing to H. J. Heinz Company, World Headquarters, 600 Grant Street, Pittsburgh, Pennsylvania 15219. In addition, copies of Heinz’s proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Heinz’s shareholders is available in Heinz’s definitive proxy statement.
ABOUT HEINZ: H.J. Heinz Company, offering “Good Food, Every Day™,” is one of the world’s leading marketers and producers of branded foods in ketchup and condiments; meals & snacks; and infant foods. Heinz delights consumers in every outlet, from supermarkets to restaurants to convenience stores and kiosks. Heinz is a global family of leading brands, including Heinz(R) Ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales or close to $3 billion), HP(R) and Lea & Perrins(R), Ore-Ida(R) french fries and roasted potatoes, Boston Market(R) and Smart Ones(R) meals, and Plasmon(R) baby food. Heinz has leading brands in six core developed geographies and five developing geographies. Information on Heinz is available at www.heinz.com/news.

Media:

Ted Smyth:	412-456-5780
Michael Mullen:	412-456-5751 or Michael.mullen@us.hjheinz.com

Investors:
Jack Runkel:	412-456-6034